Exhibit 10.1

THIS SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATIONS UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS UNDER THE 1933 ACT. PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITIONS HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

SUBSCRIPTION AGREEMENT / DEBT SETTLEMENT
(Non-US Subscriber)

TO: DSG TAG Systems Inc. (the “Company")

Purchase of Common Shares and Series A Convertible Preferred Shares

WHEREAS:
A. The Company is indebted to the Westergaard Holdings Ltd. (the "Subscriber") as a result of debts due under various- loans advanced by the Subscriber (the aggregate amount defined herein as the Indebtedness"):

B.	The Subscriber wishes to subscribe for:

(i)
Series A Convertible Preferred Shares (the 'Series A Shares") in the capital stock of the Company at a deemed price of US$125 per Series A Share. in settlement of the principal portion of the Indebtedness: and

(ii)
Shares of common stock (the “Common Shares") in the capital stock of the Company at a deemed price of US$0.25 per Common Share, in settlement of the outstanding accrued interest portion of the Indebtedness,

(collectively, the "Subscription Proceeds");

C. In lieu of receiving cash in payment of the Subscription Proceeds, the Company is willing to apply the indebtedness in payment thereof.

NOW THEREFORE THIS AGREEMENT WITNESSES that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Subscription

1.1 On the basis of the representations and warranties and subject to the terms and conditions set forth herein the Subscriber hereby irrevocably subscribes for and agrees to purchase Series A Shares and Common Shares. (the subscription and agreement to purchase being the "Subscription"), as follows:

•	Series A Shares at a deemed price of US$125 per share in settlement of the Principal Amount of the indebtedness; and

•	Common Shares (Interest Shares") at g deemed price of US$0.25 per share in settlement of the Interest Amount Of the. Indebtedness.

1.2 For purposes of this Agreement:

(a)
"Principal Amount" means the outstanding principal amount of the Indebtedness as of the date hereof (being US$5,100,543.52) together with all such additional amounts paid by the Subscriber to and until the date of closing the RTO referred to in section 3.1 toward the reasonable costs (i) incurred in discharging the receiver currently in place with respect to the Company; and (ii) incurred in negotiating and settling the terms of this Agreement and transactions involving the Company and Pubco:

(b)
"Interest Amount" means the aggregate amount of accrued and unpaid interest owing on the Principal Amount (being US$2,502.168.23 as of September 19, 2014) together with a per diem amount of US$3.513.08 to and until the Closing Date;

(c)	"Indebtedness" means the total of the Principal Amount and Interest Amount at any time;

(d)	"Closing Date" means the date of execution of this Agreement.

1.3 On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company hereby, irrevocably agrees to sell the Series A Shares and Common Shares to the Subscriber in settlement of the Indebtedness as of the Closing Date.

1.4 Subject to the terms hereof the Subscription will be effective upon its acceptance by the Company.

2. Settlement of Indebtedness:

2.1 The Company and the Subscriber acknowledge that:

(a)	the balance due from the Company to the Subscriber as of the date hereof pursuant to the Indebtedness is an aggregate amount of US$7,602,711.75; and

(b)
the Company and the Subscriber agree to apply the entire amount of the Indebtedness on the Closing Date in payment of the Subscription Proceeds and, on the Closing Date, upon delivery of a signed copy of this Subscription Agreement to the Subscriber together With certificates evidencing the Series A Shares and Common Shares registered as provided in this Subscription Agreement (the "Share Certificates"), the Indebtedness shall be fully paid (and the date of repayment shall he the date that the Share Certificates are issued) subject to the conditions hereof and the rights provided for in the Series A Shares.

3. Exchange and Redemption of the Series A Shares

3.1 Within 60 days from the date of this Agreement the Company shall enter into an agreement for a reverse take-ever transaction (the "RTO") with a company whose shares of common stock are quoted for trading on the over-the-counter market in the United States ("Pubco"), pursuant to which all of the issued and outstanding common shares of the Company shall be exchanged for Shares of common stock of Pubco ("Pubco Shares"), with the shareholders of the Company then holding a majority of the issued and outstanding Pubco Shares, prior to any concurrent financing. Concurrently with the closing of the RTO the Subscriber shall exchange the Interest Shares for Pubco Shares on the basis that the actual price per Pubco Share is not more than US$1.25. The Series A Shares, the interest Shares, together with the Pubco Shares, are collectively referred to herein as the "Securities.”

3.2 Within 60 days of the closing of the RTO, the Company and/or Pubco Shall have completed a financing for gross proceeds of at least US$5,000,000. On the closing of such financing, at least US$2,500,000 shall be paid to the Subscriber for the redemption of 2,000,000 of the Series A Shares held by the Subscriber at the deemed redemption price of USSI.25 per share.

3.3 Within 150 days of the closing of the R.TO, the Company and/or Pubco shall have completed a second financing for gross proceeds of at least US$5,000.000. On the closing of such financing, the balance of the Series A Shares held by the Subscriber will be redeemed at a redemption price of $1.25 per share.

3.4 Until such time as all Series A Shares have, been redeemed by the company the Subscriber may convert any or all of its remaining Series A Shares and accrued interest into Pubco Shares at US$1.25 per share.

3.5 The Series A Shares will accrue interest at the simple rate of 5.0% per annum.

3.6. In the event that the Company intends to redeem any Series A Shares, it shall provide the Subscriber with 30 days written notice of such intention, during which time the Subscriber may convert some or all of its Series A Shares in accordance with section 3.4 above.

3.7 Should all the Series A Shares not be redeemed in accordance with the above provisions, the Subscriber may declare the outstanding balance due under the remaining Series A Shares immediately due and payable, and all outstanding Series A Shares shall be deemed cancelled. With the remaining Principal Amount of the Indebtedness reinstated and due and owing.

4. Acknowledgements of Subscriber

4.1 The Subscriber acknowledges and agrees that:

(a)	none of the Securities have been or will be registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions or Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to the registration requirements of the 1933 Act and in each ease only in accordance with applicable securities laws;

(b)	the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act or any other securities legislation;

(c)
the Subscriber has been advised to consult the Subscribers own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with;

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and

(ii)	applicable resale restrictions;

(d)
none of the Series A Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Series A Shares will become listed on any stock exchange or automated dealer quotation system:

(e)
none of the Securities may be offered or sold by the Subscriber to a U.S. Person (as defined in Section 5.2, below, or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period (as defined herein);

(f)	neither the US Securities and Exchange Commission (“SEC”) nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities:

(g)	no documents in connection with the sale of the Securities hereunder have been reviewed by the SEC or any state securities administrators;

(h)
the Subscriber is purchasing the Securities pursuant to an exemption from the registration and the prospectus requirements of applicable securities legislation on the basis that the Subscriber is not a resident of United States and, as a consequence:

(i)	is restricted from using most of the civil remedies available under U.S. and Canadian securities legislation,

(ii)	may not receive information that would otherwise be required to be provided under U.S. or Canadian securities legislation, and

(iii)	the Company is relieved from certain obligations that would otherwise apply under U.S.
and Canadian securities legislation:

(i)	the statutory and regulatory basis for the exemption claimed for the offer and sale of the securities, although in technical compliance with Regulation S. would not be available if the offering is part of a plan or scheme to evade the registration provisions of 1933 Act; and

(j)	this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

5. Representations, Warranties and Covenants of the Subscriber

5.1 The Subscriber hereby represents and warrants to and covenants with the Company (which representations warranties and covenants shall survive the Closing) that:

(a)	the Subscriber is not a U.S. Person;

(b)	the Subscriber is not acquiring the Securities- for the account or benefit of, directly or indirectly, any U.S. Person;

(c)
the Subscriber is resident in the jurisdiction set out on the signature page of this Subscription Agreement and the sale of the Securities to the Subscriber as contemplated in this Subscription Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

(d)	the Subscriber has the legal capacity and competence to enter into and execute this Subscription

Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

(e)	if the Subscriber is a corporation or other entity, the entering into of this Subscription Agreement and the transactions contemplated hereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(f)
the Subscriber is acquiring the Securities as principal for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Securities, and it has not subdivided its interest in the Securities with any other person;

(g)	the Subscriber is outside the United States when receiving and executing this Subscription Agreement;

(h)	the Subscriber is aware that an investment in the Company and Pubco is speculative and involve certain risks, including the possible loss of the entire investment;

(i)	the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time;

(j)	the Subscriber is not an underwriter of or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of any of the Securities;

(k)	the Subscriber understands and agrees that none of the Securities have been or will be registered under the 1933 Act or under any state securities or "blue sky" laws of any state of the United States and, unless so registered, may not be offered or sold in the United States or directly or indirectly to U.S. Persons, except in accordance With the provisions of Regulation S ("Regulation “S” promulgated under the 1933 Act, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

(l)
the Subscriber understands and agrees that offers and sales of any of the Securities prior to the expiration of a restricted period after the data of original issuance of the Securities (such period hereinafter referred to as the “Distribution Compliance Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S. pursuant to the registration provisions or the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each Case only in accordance with applicable state securities laws;

(m)
the Subscriber has not acquired the Securities as a result of, and it covenants that it will not itself  engage in, any "directed selling efforts" (as defined in Regulation S) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(n)
the Subscriber agrees not. to engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state securities laws;

(o)
the Subscriber will indemnify the Company against, and will hold the Company and, where applicable, its respective directors, officers, employees, agents, advisors and Shareholders harmless from, any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein Or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breath or failure by the Subscriber to comply with any covenant or agreement made, by the Subscriber to the Company in connection therewith;

(p)
the Subscriber is not aware orally advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(q)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities,

(ii)	that any person will refund the purchase price of any of the Securities,

(iii)	as to the future price or value of any of the Securities, or

(iv)
that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities on any stock exchange or automated dealer quotation system, except that the shares of common stock of Pubco shall be quoted on the Over-The-Counter Bulletin Board operated by FINRA.

5.2 In this Subscription Agreement the term "U.S. Person- shall have the meaning ascribed thereto in Regulation S.

6. Representations anti Warranties will be Relied Upon by the Company

6.1 The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to purchase the Securities under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Securities, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the date of this Subscription Agreement and that they will survive the purchase by the Subscriber of the Securities and will continue in fall force and effect notwithstanding any subsequent disposition by the Subscriber thereof.

7. Resale Restrictions

7.1 The Subscriber acknowledges that any resale of any of the Securities will be subject to resale restrictions contained in the securities legislation applicable to each Subscriber or proposed transferee. The Subscriber acknowledges that the Securities have not been registered under the 1933 Act or the securities laws of any State of the United States and that none Of the Securities may be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

7.2 The Subscriber acknowledges that restrictions on the transfer sale or other subsequent disposition of the Securities by the Subscriber may be imposed by securities laws in addition to any restrictions referred to in Section 7.1 above, and, in particular, the Subscriber acknowledges and agrees that none of the Securities may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period.

8. Legending of Subject Securities

8.1 The Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

“THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933. AS AMENDED (THE "1933 ACT"). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED. NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR, INDIRECTLY TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.”

8.2 The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

9. Costs

9.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Securities shall be borne by the Company.

10. Governing Law

10.1 This Subscription Agreement is governed by the laws of the State of Nevada and the laws applicable therein.

11 Survival

11.1 This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Securities by the Subscriber pursuant hereto.

12. Assignment

12.1 This Subscription Agreement is not transferable or assignable.

13.  Severability

13.1 The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining previsions of this Subscription Agreement.

14. Notices

14.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

15. Counterparts and Electronic Means

5.1 This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Subscription Agreement by electronic Facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Subscription Agreement as of the date hereinafter set forth.

16. Delivery Instructions

16.1 The Subscriber hereby directs the Company to deliver the Share Certificates issued pursuant to this
Subscription Agreement to:

Address:  12757 – 54 Avenue, Surrey, BC, V3X 1C3

16.2 The Subscriber hereby directs the Company to cause the Series A Shares and Common Shares issued pursuant to this Subscription Agreement to be registered on the books of the Company as follows:

Name:  Westergaard Holding Ltd.

Address:  12757 – 54 Avenue, Surrey, BC, V3X 1C3

16.3 The undersigned hereby acknowledges that it will deliver to the Company all such additional completed forms in respect of the Subscriber's purchase or the Securities as may be required for filing with the appropriate securities commissions and regulatory authorities.

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date of acceptance by the Company.

WESTERGAARD HOLDINGS LTD

Per: /s/ Keith Westergaard
Name: Keith Westergaard
Title: President

Address: 12757 – 54 Avenue
Surrey, BC
V3X 1C3

ACCEPTANCE

The above mentioned Subscription Agreement in respect of the Series A Shares and Common Shares is hereby accepted by DSG TAG Systems Inc.

DATED at Surrey, BC as of the 26th day of September, 2014.

DSG TAG SYSTEMS INC.

Per: /s/ Robert Silzer
Robert Silzer
President and Chief Executive Officer